Exhibit 4.2

EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of June 25, 2009, among Teck Resources Limited, a corporation organized under the laws of Canada (the “Company”), Teck Coal Limited, a corporation organized under the laws of Canada, Fording Coal Limited, a corporation organized under the laws of Canada and 6069789 Canada Inc., a corporation organized under the laws of Canada (each, a “Guaranteeing Subsidiary” and collectively, the Guaranteeing Subsidiaries”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of May 8, 2009, (the “Indenture”), providing for the issuance of the 9.75% Senior Secured Notes due 2014, the 10.25% Senior Secured Notes due 2016 and the 10.75% Senior Secured Notes due 2019 (together, the “Notes”);

WHEREAS, Section 9.01(4) of the Indenture permits the Company, the Subsidiary Guarantors and the Trustee to enter into a supplemental indenture, without the consent of any Holder of Notes, to add Guarantees with respect to the Notes or to secure the Notes; and

WHEREAS, Section 4.09 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries will Guarantee payment of the Notes and the obligations under the Indenture on the terms and conditions set forth herein and in the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Sections 4.09 and 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes and Guarantee as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof. All references to “Subsidiary Guarantor” in the Indenture shall be read to include each Guaranteeing Subsidiary.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of each Guaranteeing Subsidiary shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Guarantee, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary, the Subsidiary Guarantors and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: June 25, 2009

TECK COAL LIMITED

By:	/s/ Peter C. Rozee
Name: Peter C. Rozee Title: Vice President

FORDING COAL LIMITED

By:	/s/ Peter C. Rozee
Name: Peter C. Rozee Title: Vice President

6069789 CANADA INC.

By:	/s/ Ronald A. Millos
Name: Ronald A. Millos Title: Vice President

TECK RESOURCES LIMITED

By:	/s/ Ronald A. Millos
Name: Ronald A. Millos Title: Senior Vice President, Finance and Chief Financial Officer

TECK METALS LTD.

By:	/s/ Ronald A. Millos
Name: Ronald A. Millos Title: Senior Vice President, Finance and Chief Financial Officer

Signature Page to First Supplemental Indenture

TECK RESOURCES COAL PARTNERSHIP By: Teck Resources Limited, as Managing Partner

By:	/s/ Ronald A. Millos
Name: Ronald A. Millos Title: Senior Vice President, Finance and Chief Financial Officer

TECK COAL PARTNERSHIP By: Teck Resources Coal Partnership as Managing Partner By: Teck Resources Limited, as Managing Partner

By:	/s/ Ronald A. Millos
Name: Ronald A. Millos Title: Senior Vice President, Finance and Chief Financial Officer

THE QUINTETTE COAL PARTNERSHIP, by its attorney in fact

By:	/s/ Ronald A. Millos
Name: Ronald A. Millos

FORDING LIMITED PARTNERSHIP By: Fording (GP) ULC, as General Partner

By:	/s/ Ronald A. Millos
Name: Ronald A. Millos Title: Vice President

CARDINAL RIVER COALS LTD.

By:	/s/ Peter C. Rozee
Name: Peter C. Rozee Title: Vice President

Signature Page to First Supplemental Indenture

TECK RESOURCES MINING PARTNERSHIP, by its attorney in fact

By:	/s/ G. Leonard Manuel
Name: G. Leonard Manuel

TECK AMERICAN INCORPORATED

By:	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio Title: Secretary

TECK COLORADO INC.

By:	/s/ Peter C. Rozee
Name: Peter C. Rozee Title: Director

TECK ALASKA INCORPORATED

By:	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio Title: Secretary

AURCAY HOLDINGS INC.

By:	/s/ David R. Baril
Name: David R. Baril Title: President

AUR QB INC.

By:	/s/ David R. Baril
Name: David R. Baril Title: President

Signature Page to First Supplemental Indenture

MINERA CANADA TUNGSTEN CHILE LTDA.

By:	/s/ David R. Baril
Name: David R. Baril Title: General Manager

TECK OPERACIONES MINERAS CHILE LTDA.

By:	/s/ Christian Arentsen
Name: Christian Arentsen Title: Vice President, Finance

CANADA TUNGSTEN (CAYMAN) INC.

By:	/s/ David R. Baril
Name: David R. Baril Title: President

RELINCHO BAHAMAS LIMITED

By:	/s/ Alastair Macdonald
Name: Alastair Macdonald Title: President and Secretary

MINERA RELINCHO COPPER S.A.

By:	/s/ Christian Arentsen
Name: Christian Arentsen Title: Director

TECK BASE METALS LTD.

By:	/s/ Peter C. Rozee
Name: Peter C. Rozee Title: Alternate Director

TECK-POGO INC.

By:	/s/ Robert G. Scott
Name: Robert G. Scott Title: President

Signature Page to First Supplemental Indenture

TECK NOVA SCOTIA COMPANY

By:	/s/ G. Leonard Manuel
Name: G. Leonard Manuel Title: President

TCAI INCORPORATED

By:	/s/ C. Bruce DiLuzio
Name: C. Bruce DiLuzio Title: Director

TCL U.S. HOLDINGS LTD.

By:	/s/ Ronald A. Millos
Name: Ronald A. Millos Title: President

TECK FINANCIAL CORPORATION LTD.

By:	/s/ Peter C. Rozee
Name: Peter C. Rozee Title: Alternate Director

TECK HUNGARY KFT.

By:	/s/ Andrew Buchan
Name: Andrew Buchan Title: Managing Director

By:	/s/ Sandor Zsolt
Name: Sandor Zsolt Title: Managing Director

Signature Page to First Supplemental Indenture

THE BANK OF NEW YORK MELLON as Trustee

By:	/s/ James J. Kelly
Name: James J. Kelly Title: Assistant Vice President

Signature Page to First Supplemental Indenture